As filed with the Securities and Exchange Commission on October 4, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 4, 2016
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
Effective July 1, 2016, Bank of America Corporation (the “Corporation”) changed its accounting method for the amortization of premiums and accretion of discounts related to certain debt securities carried at fair value and held-to-maturity under FASB Accounting Standards Codification (ASC) 310-20, Nonrefundable fees and other costs (formerly known as “SFAS 91”), from the prepayment method (also referred to as the retrospective method) to the contractual method.

Under the prepayment method, the Corporation's amortization of premiums and accretion of discounts related to certain debt securities carried at fair value and held-to-maturity was based on the estimated principal prepayment assumptions on individual debt securities each reporting period. Under this method, prepayment experience, which is largely driven by interest rates, is continually evaluated to determine the estimated lives of the securities. When a change is made to the estimated lives of the securities, the related premium or discount is adjusted with a corresponding charge or benefit to interest income as if the current estimated lives had been applied since the acquisition of the securities. The application of the prepayment method results in a cumulative catch-up each period, recorded in interest income, based on changes in estimated prepayment assumptions. This method introduces substantial volatility to net interest income and earnings as interest rates move up or down.

Under the contractual method, premiums and discounts on debt securities are amortized and accreted, respectively, at a constant effective yield. The contractually required payment terms of each individual debt security are followed and prepayments of principal are not anticipated to shorten the term of the debt securities. Unlike the prepayment method, a cumulative catch-up is not required for each reporting period in applying the contractual method. As principal prepayments occur, the contractual method requires the acceleration of a pro-rata portion of the unamortized premium or discount be recorded in interest income such that the effective yield of the debt security remains constant throughout the life of the debt security.

The difference between the Corporation’s use of the prepayment method and the contractual method used by its peers has resulted in a lack of comparability between the Corporation and those peers with respect to reported net interest income, a primary financial statement element for banks. To address this inconsistency, the Corporation has historically included certain non-GAAP disclosures in its earnings presentation materials to assist users of the Corporation's financial information in comparing its reported net interest income results with those of its peers. The contractual method of accounting will eliminate the need for these non-GAAP disclosures in future earnings presentation materials.

Under the applicable bank regulatory rules, the Corporation is not required to and, accordingly, will not restate previously-filed capital ratios. The cumulative impact of the change in accounting method would have resulted in an insignificant pro forma change of the Corporation's capital ratios.

Financial information for all prior periods presented herein have been updated to reflect this change in accounting method.

The information contained in this Form 8-K is being furnished to assist investors in understanding how the Corporation's results would have been presented in previously filed reports had such results been reported to reflect the change in accounting method discussed above.

Revised Supplemental Information to reflect the change in accounting method is attached hereto as Exhibit 99.1. This Revised Supplemental Information is being furnished pursuant to Item 7.01, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the Revised Supplemental Information be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 99.1 is furnished herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Revised Supplemental Information to Reflect Change in Accounting Method Related to Certain Debt Securities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Rudolf A. Bless
Rudolf A. Bless
Chief Accounting Officer
Dated: October 4, 2016

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Revised Supplemental Information to Reflect Change in Accounting Method Related to Certain Debt Securities.